UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

SOLAR THIN FILMS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19404 (Commission File Number)	95-4359228 (IRS Employer Identification No.)

25 Highland Blvd., Dix Hills, New York 11746 Telephone No.: (516) 417-8454 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2008, Solar Thin Films, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Zoltan Kiss (“Z. Kiss”), Gregory Joseph Kiss (“G. Kiss”), Maria Gabriella Kiss (“M. Kiss”), and Steven H. Gifis (“Gifis”). Under the terms of the Purchase Agreement, the Company has agreed to arrange for the sale, and each of Z. Kiss, G. Kiss and M. Kiss (the “Selling Stockholders”) have agreed to sell, an aggregate of 18.0 million shares of common stock of the Company owned by the Selling Stockholders. The purchase price for the 18.0 million shares is $0.4139 per share, or a total of $7,450,200 for all of the shares. At August 15, 2008, the closing price of the Company’s common stock, as traded on the OTC Bulletin Board, was $0.80 per share.

Z. Kiss, a former director and executive officer of the Company, is selling 10.0 million of the 18.0 million shares, representing his entire share holdings in the Company. In addition, Mr. Ziss has agreed to apply up to $831,863 of the proceeds from the sale of his 10.0 million shares to pay a portion of the $1,331,863 of indebtedness owed by his affiliate Renewable Energy Solutions Inc. (“RESI”), to the Company. G. Kiss and M. Kiss, the children of Z. Kiss, are each selling 4.0 million shares in the transaction, and, after the sale, such persons will retain 50,000 and 1,000,000 Company shares, respectively. Mr. Gifis is acting as agent for each of the Selling Stockholders (the “Sellers’ Agent”).

In addition to the Purchase Agreement, on August 12, 2008, each of Z. Kiss, RESI, the Company, the Company’s subsidiary Kraft Electronikai Zrt (“Kraft”), and Amelio Solar Inc. (“Amelio”) entered into a settlement agreement (the “Settlement Agreement”) under which the parties agreed to terminate all prior agreements and exchange mutual general releases. The consummation of the Settlement Agreement is subject to consummation of the transactions under the above Purchase Agreement. Z. Kiss and RESI have agreed to transfer to Amelio (an entity controlled by unaffiliated third parties) substantially all of the technology and intellectual property owned by Z. Kiss and RESI relating to solar panel technology, including thin film amorphous silicon and copper indium gallium diselenide (“CIGS”) technology.

On August 12, 2008, the Company, Kraft and Amelio entered into a Strategic Alliance and Cross License Agreement, pursuant to which, inter alia:

(a) Amelio agreed to transfer to the Company certain drawings and other intellectual property relating to certain selenization equipment that the Company had purchased under a prior agreement with RESI;

(b) Amelio retained the right to develop for itself and others CIGS technology to produce photovoltaic (or PV) module manufacturing equipment, turnkey manufacturing facilities and PV modules (collectively, “PV Products”);

(c) The Company agreed to market and sell PV Products using CIGS technology to be developed by Amelio for a period of seven years following Amelio’s commercialization of CIGS technology, on a commission basis, ranging from 7.5% of the gross sales price and reducing by 0.5% per year to a minimum 5.0% commission;

(d) Amelio agreed for a period of ten years following Amelio’s commercialization of CIGS technology to sell to the Company or its affiliates three turnkey manufacturing facilities to produce PV Products using CIGS Technology, to be established in each of North America, Europe and Asia;

(e) Amelio agreed for a period of seven years following Amelio’s commercialization of CIGS technology, that the Company or its affiliates would be the exclusive manufacturer of all basic PV module manufacturing equipment using CIGS technology that are to be sold to Amelio customers sourced or originated by the Company or its affiliates,

(f) Amelio agreed that (i) for a period of four years following Amelio’s commercialization of CIGS technology, that the Company or its affiliates would manufacture 35% (for 18 months) and 25% (for 30 months) of Amelio’s requirements for basic PV module manufacturing equipment using CIGS technology that are to be sold to Amelio customers which are not sourced or originated by the Company or its affiliates, and (ii) for a period of 18 months, the Company or its affiliates would manufacture 50% of Amelio’s requirements for basic PV module manufacturing equipment using amorphous silicon technology; provided, that once the Company has received $50,000,000 in total orders for such PV Products, Amelio’s requirements obligations would be deemed to be satisfied;

(g) the Company and Amelio agreed upon certain pricing formulas for the Company’s manufacture of PV Products for Amelio or its customers and favored nations pricing arrangements; and

(h) except only as provided in such agreement, each of the parties and their affiliates are free to compete with each other in all areas of the PV Products business.

The Company intends to finance the purchase price for the 18.0 million shares being sold by the Selling Stockholders by arranging for a sale of the shares, either through a registered public offering for the account of the Selling Stockholders, or a private purchase.

The closing of the transactions under the Purchase Agreement, the Settlement Agreement and the Strategic Alliance and Cross License Agreement will all occur simultaneously and will take place on or about November 30, 2008, subject to extension to January 31, 2009, by mutual agreement of the Company and Mr. Gifis; provided, that if such Sellers’ Agent shall receive reasonable assurances from the investment banking firm underwriting securities on behalf of the Company and the Selling Stockholders that the financing to pay the purchase price for the shares being sold, will, in their judgment, be consummated, the Sellers’ Agent shall extend the closing date to January 31, 2009.

There can be no assurance that the Company will be able to obtain the requisite financing to consummate the transactions contemplated by the above agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2008, Dr. Boris Goldstein was appointed as a member of the board of directors of the Company to fill the vacancy created by the previous resignation of Zoltan Kiss. In addition, on August 14, 2008, Dr. Goldstein was appointed as Secretary of the Company. There are no understandings or arrangements between Dr. Goldstein and any other person pursuant to which Dr. Goldstein was selected as a director and executive officer of the Company. Dr. Goldstein does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. The Company’s board of directors consists of Robert M. Rubin, Chairman and Chief Financial Officer, Peter Lewis, President and Chief Executive Officer, and Dr. Goldstein.

Boris Goldstein is a seasonable entrepreneur, venture capitalist and investment banker. From 2005 to the present, Dr. Goldstein has served as the Chief Executive Officer of Trans Global Ventures Group and Managing Director of Pacific Venture Fund. From 1991 to 1997, Dr. Goldstein served on the board of directors and advisory boards of E-Trade Eurasia, IVS, Pacific Petroleum Technologies, E*Forex; CBSF Capital Management, CBSF International Fund, CBSF, Sakaru, Daldaris, FRB, RBK and others. Dr. Goldstein brings experience on fundamental research, investment and technologies. In 1989, Dr. Goldstein founded Software House HT, a startup technology company which he developed into a worldwide corporation with over 40 offices in 17 countries. Dr. Goldstein has substantial experience in building high-tech companies in Silicon Valley. Dr. Goldstein received a degree in Applied Mathematics and Ph. D. in Real Time Systems from Latvian Technical University in 1985 and 1993, respectively.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement dated as of August 12, 2008 by and among Solar Thin Films, Inc., Zoltan Kiss, Gregory Joseph Kiss, Maria Gabriella Kiss and Steven Gifis, as sellers’ agent.

10.2	Master Settlement Agreement dated as of August 12, 2008 by and among Solar Thin Films, Inc., Kraft Elektronikai Zrt, Zoltan Kiss, Amelio Solar, Inc. and Renewable Energy Solutions, Inc.

10.3	Strategic Alliance and Cross License Agreement dated as of August 12, 2008 by and among Solar Thin Films, Inc., Kraft Elektronikai Zrt and Amelio Solar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Date: August 18, 2008	By:	/s/ Peter Lewis
Peter Lewis
Chief Executive Officer